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                                                                   Exhibit 99.01

[VENDINGDATA CORPORATION LOGO]

Contact: Jessica Neville                or  Yvonne L. Zappulla
         Vice President                     Managing Director
         Marketing and Public Relations     Wall Street Investor Relations Corp.
         VendingData(TM) Corporation        212-714-2385
         702-733-7195 x121                  Yvonne@WallStreetIR.com
         neville@vendingdata.com




            VENDINGDATA(TM) CORPORATION FILES REGISTRATION STATEMENT
                          FOR PROPOSED PUBLIC OFFERING


   LAS VEGAS, NEVADA -- (PR NewsWire)- September 25, 2003-VendingData(TM) Corporation (OTC Bulletin Board: VNDC), announces that it has filed a registration statement with the Securities and Exchange Commission for a public offering of at least 3,000,000 shares of its common stock and up to 5,000,000 shares of its common stock. The shares will be offered on a best efforts basis through Philadelphia Brokerage Corporation serving as the placement agent of the offering.

When available, a written prospectus may be obtained by contacting the following:

              Philadelphia Brokerage Corporation
              992 Old Eagle School Road
              Suite 915
              Wayne, Pennsylvania  19087
              (610) 975-9990

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


ABOUT VENDINGDATA(TM) CORPORATION

VendingData(TM) Corporation is a Las Vegas-based developer, manufacturer and distributor of products for the gaming industry including the SecureDrop(TM) System, Deck-Checker(R) and Random Ejection Shuffler(TM) line. The Company's products are currently installed in casinos throughout the world, including Caesars Palace, Circus Circus, Harrah's Entertainment, Luxor, Oneida Bingo & Casino, Sunset Station and the Venetian in the United States, and in casinos in Argentina, China, Columbia, Korea, Malaysia, Peru, United Kingdom, and Uruguay. Visit the VendingData(TM) web site at http://www.vendingdata.com.

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